Exhibit 10.1

HALOZYME THERAPEUTICS, INC.
SEVERANCE POLICY

Under the Severance Policy of Halozyme Therapeutics, Inc. (the “Company”), the particular amount of cash severance for an employee terminated by the Company without cause will generally be dictated by the employee’s position in the organization as well their completed years of service with the Company. The Severance Policy is applicable to members of senior management in the following respects: (i) the cash severance for the Chief Executive Officer (the “CEO”) will be equal to 18 months of the CEO’s then-current annual base salary and a bonus paid at target and pro-rated based upon the length of employment during the year of separation; (ii) the cash severance for certain other senior officers as designated by the Compensation Committee of the Board of Directors (the “Compensation Committee”) will be equal to the senior officer’s then-current annual base salary and a bonus paid at target and pro-rated based upon the length of employment during the year of separation; and (iii) the cash severance for certain other officers as designated by the Compensation Committee will initially be equal to sixteen weeks of the then-current annual base salary for such employee, provided that the employee will receive an additional four weeks of cash severance for each completed year of employment with the Company (up to a maximum of 26 weeks). In addition to cash severance, which will normally be made in a lump sum payment (subject to standard taxes and withholdings), the Company will also (i) extend the period during which the CEO and certain other senior officers as designated by the Compensation Committee are permitted to exercise all options that are vested as of the date of termination to the shorter of (a) one year following the date of termination, and (b) the remaining term of the option prior to such termination and (ii) pay certain health coverage costs (“Subsidized Healthcare”) during the term of the applicable severance period. Despite the establishment of the Severance Policy, however, the Board of Directors retains the right to amend, alter or terminate the Severance Policy at any time and an employee’s eligibility for cash severance and Subsidized Healthcare will be conditioned upon that employee releasing the Company for any claims relating to their employment (including the termination of employment).